UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2016

American Realty Capital — Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55198	27-3279039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

American Realty Capital – Retail Centers of America, Inc.’s (the “Company”) 2016 annual meeting of stockholders (the “Annual Meeting”) was initially called to order on June 29, 2016 and was reconvened on July 15, 2016, July 29, 2016, August 11, 2016 and August 16, 2016. At the Annual Meeting held on June 29, 2016, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2016, the Company’s stockholders approved Proposals Nos. 1 and 2 and the Company subsequently adjourned the Annual Meeting with respect to Proposals Nos. 3 – 7, 9 and 10 to permit stockholders of record as of April 18, 2016 additional time to consider Proposals Nos. 3 – 7, 9 and 10, and to enable the Company’s proxy solicitor, Broadridge Investor Communication Solutions, Inc., more time to solicit stockholder votes.

At the reconvened Annual Meeting on August 16, 2016, there were present, in person or by proxy, stockholders holding an aggregate of 57,994,478 shares of the Company’s common stock, out of a total number of 98,072,758 shares of the Company’s common stock issued and outstanding and entitled to vote at the reconvened Annual Meeting.

Proposals Nos. 3 – 7, 9 and 10

At the reconvened Annual Meeting on August 16, 2016, stockholders voted on (i) Proposal No. 3 (to amend the Company’s charter to remove or revise provisions regarding the Company’s stock); (ii) Proposal No. 4 (to amend the Company’s charter to remove or revise provisions regarding stockholder voting rights; (iii) Proposal No. 5 (to amend the Company’s charter to remove or revise provisions regarding stockholder information rights); (iv) Proposal No. 6 (to amend the Company’s charter to remove or revise provisions regarding the composition of the Company’s board of directors); (v) Proposal No. 7 (to amend the Company’s charter to remove or revise provisions regarding the conduct of the Company’s board of directors); (vi) Proposal No. 9 (to amend the Company’s charter to remove or add provisions restricting transfer and ownership of shares); and (vii) Proposal No. 10 (to amend the Company’s charter to remove or revise provisions stating that the NASAA REIT guidelines control interpretation of the Company’s charter) (collectively, the “Proposed Charter Amendments”).

As noted below in the summary of stockholder voting, although over 79% of the shares voted at the Annual Meeting were voted for each of the Proposed Charter Amendments, none of the Proposed Charter Amendments received the required vote to be adopted, which required the affirmative vote of at least a majority of all the votes entitled to be cast on the proposal to be adopted. Based on the voting results, the Company’s board of directors continues to believe the Proposed Charter Amendments are in the best interests of the Company’s stockholders and may propose these Proposed Charter Amendments for stockholder consideration again at a future meeting of stockholders.

The full results of the votes for, votes against, abstentions and broker non-votes relating to Proposal Nos. 3 – 7, 9 and 10 are set forth below:

Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes
Proposal No. 3	46,196,496	6,705,949	5,092,033	*
Proposal No. 4	45,722,812	7,100,153	5,171,513	*
Proposal No. 5	45,682,518	7,280,928	5,031,032	*
Proposal No. 6	46,146,098	6,870,031	4,978,349	*
Proposal No. 7	46,197,951	6,839,065	4,957,462	*
Proposal No. 9	45,978,787	6,967,164	5,048,527	*
Proposal No. 10	46,198,350	6,744,302	5,051,826	*

*	No broker non-votes were recorded in connection with Proposals No. 3 – 7, 9 and 10.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: August 16, 2016	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President